Exhibit (d)(2)

December __, 2010

Aston Asset Management LP

120 N. LaSalle Street, 25th Floor

Chicago, IL 60602

Re:	Investment Advisory Agreement with Aston Asset Management, LP dated April 15, 2010 (the “Investment Advisory Agreement”)

Ladies and Gentlemen:

Pursuant to the Investment Advisory Agreement, we are hereby providing notification of a series of the Aston Funds to be called Aston/River Road Long-Short Fund (the “New Series”).

Attached hereto are amended Schedules A and B to the Investment Advisory Agreement to reflect, among other things, the appropriate effective date, initial term and annual fee rate for the New Series. By acknowledging below, you agree to render the investment advisory and management services to the New Series under the terms of the Investment Advisory Agreement and the amended Schedules A and B attached hereto.

ASTON FUNDS

By:
Name:	Gerald F. Dillenburg
Its:	Senior Vice President and Secretary

Accepted this __ day of ____, 2010.

ASTON ASSET MANAGEMENT, LP

By:
Name:	Kenneth C. Anderson
Its:	President

SCHEDULE A

Fund	Effective Date	Initial Term

Aston Dynamic Allocation Fund	April 15, 2010	December 31, 2011

Aston Value Fund	April 15, 2010	December 31, 2011

Aston/Barings International Fund	April 15, 2010	December 31, 2011

Aston/Cardinal Mid Cap Value Fund	April 15, 2010	December 31, 2011

Aston/Fasciano Small Cap Fund	April 15, 2010	December 31, 2011

Aston/Fortis Real Estate Fund	April 15, 2010	December 31, 2011

Aston/Herndon Large Cap Value Fund	April 15, 2010	December 31, 2011

Aston/Lake Partners LASSO Alternatives Fund	April 15, 2010	December 31, 2011

Aston/M.D. Sass Enhanced Equity Fund	April 15, 2010	December 31, 2011

Aston/Montag & Caldwell Balanced Fund	April 15, 2010	December 31, 2011

Aston/Montag & Caldwell Growth Fund	April 15, 2010	December 31, 2011

Aston/Montag & Caldwell Mid Cap Growth Fund	April 15, 2010	December 31, 2011

Aston/Neptune International Fund	April 15, 2010	December 31, 2011

Aston/New Century Absolute Return ETF Fund	April 15, 2010	December 31, 2011

Aston/Optimum Mid Cap Fund	April 15, 2010	December 31, 2011

Aston/River Road Dividend All Cap Value Fund	April 15, 2010	December 31, 2011

Aston/River Road Select Value Fund	April 15, 2010	December 31, 2011

Aston/River Road Small Cap Value Fund	April 15, 2010	December 31, 2011

Aston/TAMRO Diversified Equity Fund	April 15, 2010	December 31, 2011

Aston/TAMRO Small Cap Fund	April 15, 2010	December 31, 2011

Aston/TCH Fixed Income Fund	April 15, 2010	December 31, 2011

Aston/Veredus Aggressive Growth Fund	April 15, 2010	December 31, 2011

Aston/Veredus Select Growth Fund	April 15, 2010	December 31, 2011

Aston/Crosswind Small Cap Growth Fund	October 20, 2010	December 31, 2011

Aston/Singer Macro Allocation Fund	November 15, 2010	December 31, 2011

Aston/River Road Independent Value Fund	December 28, 2010	December 27, 2012

Aston/River Road Long-Short Fund	December 29, 2010	December 27, 2012

SCHEDULE B

Fund	Annual Fee Rate

Aston Dynamic Allocation Fund	0.80% of the Fund’s average daily net assets

Aston Value Fund	0.80% of the Fund’s average daily net assets

Aston/Barings International Fund	1.00% of the Fund’s average daily net assets

Aston/Cardinal Mid Cap Value Fund	0.90% of the Fund’s average daily net assets

Aston/Fasciano Small Cap Fund	1.00% of the Fund’s average daily net assets

Aston/Fortis Real Estate Fund	1.00% of the Fund’s average daily net assets

Aston/Herndon Large Cap Value Fund	0.80% of the Fund’s average daily net assets

Aston/Lake Partners LASSO Alternatives Fund	1.00% of the Fund’s average daily net assets

Aston/M.D. Sass Enhanced Equity Fund	0.70% of the Fund’s average daily net assets

Aston/Montag & Caldwell Balanced Fund	0.75% of the Fund’s average daily net assets

Aston/Montag & Caldwell Growth Fund	0.80% for the first $800 million 0.60% over $800 million

Aston/Montag & Caldwell Mid Cap Growth Fund	0.85% of the Fund’s average daily net assets

Aston/Neptune International Fund	1.00% of the Fund’s average daily net assets

Aston/New Century Absolute Return ETF Fund	1.00% of the Fund’s average daily net assets

Aston/Optimum Mid Cap Fund	0.80% for the first $100 million 0.75% for the next $300 million 0.70% over $400 million

Aston/River Road Dividend All Cap Value Fund	0.70% of the Fund’s average daily net assets

Fund	Annual Fee Rate

Aston/River Road Select Value Fund	1.00% of the Fund’s average daily net assets

Aston/River Road Small Cap Value Fund	0.90% of the Fund’s average daily net assets

Aston/TAMRO Diversified Equity Fund	0.80% of the Fund’s average daily net assets

Aston/TAMRO Small Cap Fund	0.90% of the Fund’s average daily net assets

Aston/TCH Fixed Income Fund	0.55% of the Fund’s average daily net assets

Aston/Veredus Aggressive Growth Fund	1.00% of the Fund’s average daily net assets

Aston/Veredus Select Growth Fund	0.80% of the Fund’s average daily net assets

Aston/Crosswind Small Cap Growth Fund	1.00% of the Fund’s average daily net assets

Aston/Singer Macro Allocation Fund	1.00% for the first $1 billion 0.95% for the next $1 billion 0.90% for over $2 billion

Aston/River Road Independent Value Fund	1.00% of the Fund’s average daily net assets

Aston/River Road Long-Short Fund	1.20% of the Fund’s average daily net assets